UNITED STATES DEPARTMENT OF THE INTERIOR
Bureau of Land Management
Idaho State Office
1387 South Vinneli Way
Boise, ID 83709
Tel: (208) 373-3890
Fax: (208)373-3899



                              GOLDSTATE CORPORATION
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Claim Names                                           BLM Numbers
-----------                                           -----------

Blackhawk # 685 through Blackhawk # 712               IMC l8O8l9 through 180846
Blackhawk # 728 through Blackhawk # 740               IMC 180847 through 180859
Blackhawk # 750 through Blackhawk # 762               IMC 180860 through 180872
Blackhawk # 772 through Blackhawk # 837               IMC 180873 through 180938
Blackhawk # 840 through Blackhawk # 936               IMC 180939 through 181035
Blackhawk # 946 through Blackhawk # 985               IMC 181036 through 181075
Blackhawk # 990 through Blackhawk # 1008              IMC 181076 through 181094
Blackhawk # 1012 through Blackhawk # 1016             IMC 181095 through 181099
Blackhawk # 1081 through Blackhawk # 1086             IMC 181100 through 181105
Blackhawk # 1104 through Blackhawk # 1109             IMC l8ll06 through 181111
Blackhawk # 1127 through Blackhawk # 1132             IMC 181112 through 181117
Blackhawk # 1150 through Blackhawk # 1184             IMC 181118 through 181152
Blackhawk # 838 through Blackhawk # 839               IMC 181153 through 181154
Blackhawk # 607 through  Blackhawk # 684              IMC 181962 through 182039
Blackhawk # 1185 through Blackhawk # 1209             IMC 182040 through 182064